CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                          Date of Event: March 24, 2003
                        (date of earliest event reported)


                   Diversified Financial Resources Corporation
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



         000-22373                                58-2027283
         ---------                                ----------
  (Commission File Number)           (IRS Employer Identification Number)

                1771 - Wolviston Way, San Diego, California 92154
                    (Address of principal executive offices)

                                 (619) 575-7041
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 24, 2003, Diversified Financial Resources Corporation (the "Company") entered into a Stock Purchase Agreement with John Chapman, Norman Mullins, and Dennis Thompson shareholders of MT & C Diversified Land and Natural Resources Corporation (MT&C) wherein the Company agreed to purchase Six Million (6,000,000) shares or 100% of the total issued and outstanding shares of MT&C in exchange for Six Million (6,000,000) shares of the Company's newly issued common shares.

MT&C is a development stage company incorporated in the State of Nevada, whose sole asset is a Coal Slurry Impoundment, Plant Site and Mine Waste Lease Agreement (the "Lease Agreement"). The following discussion is a brief overview of some of the terms of the Lease Agreement which is attached in its entirety as
Exhibit 10(i) to this Form 8K. The Lease Agreement became effective on August 1, 2002, and will continue unless otherwise terminated according to the provisions of the Lease Agreement. In the event MT&C fails to produce clean coal for a period of one year, the Lease Agreement may be terminated at the sole discretion of the Lessor.

The Lease Agreement is between MT&C and Nevada Electric Investment Company ("NEIC") and provides that MT&C will have exclusive rights to use and occupy the property as more fully described in the Lease Agreement as Exhibit A. The leased property is located on the Wellington Property which is found in Carbon County, Utah. The Lease Agreement grants certain mineral and other rights to MT&C which include: "the exclusive right and privilege of recovering, excavating, dredging, extracting and removing all Mine Waste contained in the Impoundment, by whatever means or methods Lessee chooses, and the exclusive right and privilege to transport, process, beneficiate, wash, dry, store and market the coal, Mine Waste, Coal Fines, Clean Coal and all other minerals and substances recovered thereby or produced therefrom."

Under the terms of the Lease Agreement, MT&C is obligated to make the following payments for use of the above described mineral rights and use of the facility:

(1) Royalties; (a) 3% of the selling price for coal sold at a selling price less than or equal to $20.00 per ton (b) 5% of the selling price or coal sold at a selling price greater than $20.00 per ton (c) 10% the selling price or coal sold at a selling price greater than $30.00 per ton; and

(2) Rent; $50,000 per year or the accumulated annual Royalty payment which ever is greater and all federal, state and local environmental compliance costs shall be paid for by MT&C.

The Company, through its wholly owned subsidiary MT&C, estimates that it may be able to recover 2,000,000 (Two Million) tons of recoverable coal fines. However, in order to successfully recover the coal fines, the Company anticipates that it will need to obtain an initial cash infusion of $250,000 to begin the recovery process. In the event the Company is able to procure the initial $250,000 cash infusion, the Company plans to spend the $250,000 to acquire certain assets which would include a coal preparation plant in Wellington, Utah. The terms of such an asset purchase are still in negotiations. The purchase would also include the assumption

                                    Page -2-
of certain liabilities which have not been determined at this time.

The Company to date has experienced serious impediments in its efforts to obtain operating capital. Accordingly, MT&C's plans to begin recovering the coal are contingent upon obtaining sufficient funds and other unknown factors before it can begin operations. The Company is in the development stage with respect to commencing its coal mining reclamation operations.

The acquisition of MT&C is deemed a related party transaction by virtue of Mr. John Chapman's majority ownership position of the Company's issued and outstanding shares and by virtue of his position as the CEO and a director of the Company. Mr. Dennis Thompson is also a member of the Company's board of directors. Consequently, two-thirds of the interest in MT&C being purchased is from persons that are considered insiders of the Company.

ITEM  5.          OTHER EVENTS AND REGULATION  DISCLOSURE

On March 21, 2003, Sandra Jorgensen resigned as president and a director of the Company for personal reasons. Mrs. Jorgenson has no disagreements with the Company on any matter relating to its operations, policies, or practices. On the same date the Company appointed John R. Chapman as the Company's CEO, President and a director of the Company. Mr. Chapman is 60 years old. Over the last 5 years Mr. Chapman has been primarily involved in the business of real estate development and mortgage banking.

ITEM  7.          FINANCIAL STATEMENTS AND EXHIBITS

Upon completing its review of the reporting requirements with respect to Rule 11-02 of Regulation S-X, the Company has determined that it is not required to provide pro forma condensed balance sheet or pro forma condensed statements of income. Rather, the narrative description provided above satisfies the requirement of Rule 11-02 of Regulation S-X and thus the Company will not be filing additional financial information.

Rule 11-02 states in part that:

(a) Objective. Pro forma financial statements should provide investors with information about the continuing impact of a particular transaction by showing how it might have affected historical financial statements if the transaction had been consummated at an earlier time. . . . . .

(b) Form and content.

         (1) . . . . In certain circumstances (i.e., where a limited number of pro forma adjustments are required and those adjustments are easily understood), a narrative description of the pro forma effects of the transaction may be furnished in lieu of the statements described herein.


                                    Page -3-

The Company's disclosure above accomplishes the intent of Rule 11-02 of Regulation S-X because of the simplicity of the transaction.

The following exhibits are included as part of this report:

EXHIBIT PAGE
NO.     NO.  DESCRIPTION

10(i)   5    Stock Purchase Agreement dated March 24, 2003, between the Company and John Chapman, Dennis Thompson, and Norman Mullins.

10(ii)  43   Lease Agreement dated August 1, 2002, between the Company and NEIC

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources, Inc. (fka eLocity Networks Corporation)


Signature                                                               Date



 /s/ John Chapman                                             March 24, 2003
-----------------------------------
John R. Chapman
as CEO, President and Director









                                    Page -4-

                                  Exhibit 10(i)
                            COAL SLURRY IMPOUNDMENT,
                            PLANT SITE AND MINE WASTE
                                 LEASE AGREEMENT

                  THIS COAL SLURRY IMPOUNDMENT, PLANT SITE AND MINE WASTE LEASE AGREEMENT (this ;"Agreement")dated as of August 1, 2002 (the "Effective Date"), is .by and between NEVADA ELECTRIC INVESTMENT COMPANY, a Nevada corporation ("Lessor"), and M T & C DIVERSIFIED LAND AND NATURAL RESOURCES CORPORATION, a Nevada corporation ("M T & C"or "Lessee"). Lessor and Lessee are herein collectively called the "Parties" and each is individually called a "Party."

                                    Recitals


                           Lessee desires to lease property owned by Lessor
                  located in the State and County set forth in Exhibit A, which property contains a slurry impoundment of coal mine waste and which Lessee desires to utilize for coal fines recovery purposes, together with adjacent property on which Lessee desires to construct and operate the Plant, Lessor desires to lease such property to Lessee under the terms of this Agreement.

                                    Agreement

      THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration and the mutual agreements contained herein, the Parties agree as follows:

           1.    Definitions
           in addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings"

                    "AAA" shall mean the American Arbitration Association.

                    "Accelerated Closure Date" shall have themeaning set forth in Section 29. "Access Route" shall have the meaning set forth in Section 2(d). "Affiliate" shall have the meaning set forth in Section 34.

           "CERCLA" shall mean the Comprehensive Environmental
           Response, Compensation and Liability Act of t980, as amended.

           "Clean Coal" shall mean that portion of the Coal
           Fines that have been processed by the Plant that are mineable and marketable.

           "Coal Fines" shall mean Mine Waste that, after extraction, beneficiation and drying, is in suitable condition for use as a feedstock for that portion of the Plant utilized for processing such Mine Waste into Clean Coal.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference herein to a specific section or sections of the Code are deemed to include a reference to any corresponding provision of future law.

                                    Page -5-

DRAFT                                                                   6-28-02


                                    "Current Reclamation Liability" shall mean
                           the current estimated cost of reclamation and closure of the Impoundment as of the date of this Agreement.

                                    "Easement Land" shall have meaning set forth
                           in Section t0(..a).

                                    "Environmental Condition" means (i) the
                           presence of any Hazardous Substance in the Premises in, on, or under land, .in surface water or groundwater, or in air and (ii) surface or underground disturbance resulting from mineral exploration, development, mining, processing, waste disposal, or other activities,

                                    "Environmental Laws" shall mean Laws aimed
                           at reclamation or restoration of the Premises; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or hazardous wastes into the environment, including without limitation, ambient air, soil, surface water and groundwater, and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, including, by way of example and without limitation, CERCLA and RCRA.

                                    "Environmental Liabilities" shall mean any
                           and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including without limitation, attorneys' fees and costs, experts' fees and costs, and consultants fees and costs) of any kind or of any nature whatsoever that are asserted against any Person, by any Person or entity alleging liability (including, without limitation, liability for study, testing or investigatory costs, cleanup costs, corrective action costs, response costs, removal costs, remediation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) or incurred or suffered by any Person arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any Hazardous Substances existing or arising on, beneath or above the Premises and/or emanating or migrating and/or threatening to emanate or migrate to or from the Premises to or from off-site properties, (ii) physical disturbance of the environment, or (iii) the violation or alleged violation of any Environmental Laws.

                                        As used herein, the, term "release"
                           shall have the meaning specified in CERCLA, and the term "disposal" or "disposed" shall have the meaning .specified in RCRA.

                                    In the event CERCLA, RCRA or any other
                           applicable Environmental Law. is amended ..so as to broaden the meaning of any terms defined thereby, such broader meaning-shall apply subsequent to the effective date of such amendment; and to the extent that the laws of any state in which the Premises are located establish a meaning for "hazardous substance," "release," "solid waste," "hazardous wastes," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.
                                                                    '

        "Facilities" shall have the meaning set forth in Section 10(a).

                                    Page -6-

DRAFT                                                                   6-28-02

   "Hazardous Substances" shall mean any and all (i)"hazardous substances," as
                  -----------------------
             defined by CERCLA; (ii) crude oil or any fraction thereof, natural gas, natural gas liquids, o .liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas);
         (iii)"solid wastes" and "hazardous wastes" as defined by RCRA; (iv) any pollutant, contaminant, or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any Environmental Law;
         (v) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. et seq., as amended or hereafter amended; and (vi) asbestos in any form or condition.

                  "Impoundment" shall mean the coal slurry impoundment of Mine Waste together with coarse coal pile located on the Premises and second coarse coal pile on other property owned by Lessor, the location of which is depicted on Exhibit B, attached hereto.

         ",Law" or "~Laws" shall mean all applicable federal, state and local laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

         "Lessee's Initial Estimate" shall have the meaning set forth in
                  ----------------------------
                   Section 29(b)(i), "Lessee's Final Estimate" shall have the meaning set forth in Section 29(b)(ii). "Lessee's Maximum Reclamation Liability" shall have the meaning set forth in Section 29(b.)(i!).

                  "Lessee's Records shall have the meaning set forth in Section 3I.

"Lessor's Final Estimate" shall have the meaning set forth in .Section 29(b)(ii),
 --------------------------                                    -------------------

 "Lessor's Records" shall have the meaning set forth in Section
31.

         "Losses" shall mean all claims, demands, suits, causes of action, losses, damages, liabilities, fines and sanctions; punitive and exemplary damages, costs and expenses (including reasonable attorney's, consultant's and expert's fees and expenses and court costs), provided that "Losses" shall not include any lost Tax Credits, lost profits, lost sales, business interruption, lost business opportunities or consequential damages.

         "M T & C Coal Fines" shall mean coal fines recovered from the properties depicted in Exhibit B.

                  "Material Contracts" shall have the meaning set forth in
Section 6(e).

         "Mine Waste" shall mean all coal, coal slurry, coal fines, coarse coal and other.. coal materials, and all other minerals of whatsoever nature mixed with or contained in the foregoing, that have been mined from the Premises or other lands and deposited in the Impoundment as of the Effective Date.

                                    Page -7-




DRAFT                                                                   6-28-02

                         "Non-Lessee Indemnified Parties" shall have the meaning set forth in Section 27(a).

                         "Non-Lessor Indemnified Parties" shall have the meaning set forth in Section 26(a).

     "Permits" shall mean all licenses, permits (including with respect to
     ----------
         environmental matters), consents, approvals, authorizations, permissions and orders of governmental authorities as are required or necessary for the Lessee to enter into and hold this Agreement, for the development, extraction, beneficiation and supply of Coal Fines and
         Mine Waste to the Plant and for the construction and operation of the
         Plant at its rated capacity, in each case for the term of this
         Agreement..

         "Person" shall mean an individual, natural person, corporation, joint venture, partnership, limited partnership, limited liability company, trust, estate, business trust, association, government authority or any other entity.

         "Plant" shall mean the facility or facilities to be located on the Premises for the receiving, handling, recovering, processing and separating or other beneficiation of coal fines into Clean Coal.

                  "Premises" shall mean the surface area the legal description of which is set forth in Exhibit A and depicted on Exhibit B, both of which are attached hereto.

  "Projected"   Reclamation   Liability."  shall  mean  the  estimated  cost  of
 reclamation  and closure of the  Impoundment  after  Lessee has  completed  its contemplated activities and operations on the Premises.

                  RCRA" shall mean the Resource Conservation and Recovery Act.

         "Remediation" means any containment, removal, remedial action, closure, corrective action, cleanup, restoration, rehabilitation, reclamation, or other action of any kind required under any applicable
         Environmental. Law as a result of an actual or suspected Environmental
         Condition in any part of the Premises.

                  "Regulatory_ Increase" shall have the meaning set forth in
Section 29. "Requested Party" shall have the meaning set forth in Section 21.
"Requesting Party" shall have the meaning set forth in Section 21.
         "Royalty_" shall mean the payments payable from Lessee to Lessor as set forth in Section 2(b.)


                  "Tax Credits" shall mean the credit against federal income tax under section 29 of the Code available to the Company (and its members) attributable .to the production and-sale of Clean Coal from the Plant that constitute "qualified fuel" under section 29 of the Code.


"Water Rights" shall have the meaning set forth in Section 2(e).


                                    Page -8-




DRAFT                                                                   6-28-02

         2.       Granting Clauses. Subject to the matters affecting the Premises, the .Access Route and the Easement
                  ------------------
                  Land described in Section 6"

                 (a) " Lease of Premises. Lessor hereby leases, grants, demises and lets unto Lessee and Lessee hereby hires and takes from Lessor the exclusive right to use and occupy the Premises, on the terms set forth herein.

                 (b)      Lease of Mine Waste.
                          --------------------

  (i) Lessor hereby leases, unto Lessee its entire interest in the Mine Waste in the impoundment, together with the exclusive right and privilege of recovering, excavating, dredging, extracting and removing all Mine Waste contained in the Impoundment, by whatever means or methods Lessee chooses, and the exclusive right and privilege to transport, process, beneficiate, wash, dry, store and market the coal, Mine Waste, Coal Fines, Clean Coal and all other minerals and substances recovered thereby or produced therefrom.

  (ii) Lessee agrees to pay the Lessor the following Royalty for the Mine Waste

  1.. Lessee agrees to pay to the
  Lessor without demand, on or before
  the 25th day of the second month
  following any month in which Clean
  Coal produced from Coal Fines are
  saved and sold or otherwise marketed
  or beneficially used by Lessee or
  any of its Affiliates, a Royalty,
  per ton of Coal Fines processed, to
  produce such Clean Coal as set forth
  below:.

 a. 3.0% of the selling price for coal sold at a selling, price less than or equal to $20.00 per ton
 .b. 5.0% of the selling price or coal sold at a selling price greater .than
 $20.00 per ton.
 c. 10% the selling price or coal sold at a selling price greater than $30,00 per ton.

  (iii) On or before the 25th day of
  the second month following any month
  in which Clean Coal produced from
  Coal Fines are saved and sold or.
  otherwise marketed or beneficially
  used by Lessee or any of its
  Affiliates (or Mine Waste or Coal
  Fines are sold, marketed or "
  beneficially used as described in
  Section 2(b)(ii)), Lessee shall
  furnish to Lessor a written report
  showing the following data for the
  month in which the Clean Coal were
  sold or otherwise marketed or
  beneficially used (or Mine Waste or
  Coal Fines are sold, marketed or
  beneficially used as described in
  Section 2(b)(ii) the quantity of
  Coal Fines processed by the Plant to
  produce the Clean Coal; (2) the
  quantity of Clean Coal produced by
  the Plant that were saved and sold
  or otherwise marketed or
  beneficially used by Lessee or an
  Affiliate of Lessee; (3) (4) (5) the
  quantity of Mine Waste and Coal
  Fines Sold, marketed or beneficially
  used as described in Section
  2(b)(ii).. Weights of Coal Fines
  upon which payments, are to be based
  shall be

                                    Page -9-




DRAFT                                                                   6-28-02

 determined by certified scales furnished by Lessee. on the Premises, or at another location(s)
 approved in writing by Lessor.
 (iv) Lessee shall pay all monies due hereunder in U.S. Dollars by means of wire transfer of same day funds to Lessor's account at__.____
                                    or as otherwise designated in writing to
 -----------------------------------
                           Lessee

                  (c)     Grant of Right to Use Surface

                           (i)      Lessor does hereby grant Lessee the
                                    exclusive right and privilege to construct, maintain and use such buildings, plants
                                    (including without limitation the Plant), structures, appliances and other facilities as may be necessary or convenient for the recovering, extraction, dredging, preparation, beneficiation and drying of the Mine Waste into Coal Fines, and the processing of Coal Fines into Clean Coal in the Plant; to enter and use any and all parts .of the surface of the Premises as may be necessary or convenient in the exercise of the rights granted hereunder, including, but not limited to, the right to use the surface to place, pile or dump thereon, any dirt, refuse, material or substance of any kind or nature removed, excavated or otherwise produced by Lessee on the Premises; provided, however, Lessee shall not bring onto the Premises the Access Route or the Easement Land any Hazardous
                                    Substances except those used by Lessee in connection .with, and in quantities reasonably required for, its operation of the Plant and the Premises,

                                    (ii) Lessee shall have the right to use
                                    property adjoining the Premises that is
                                    owned by the Lessor or held by the Lessor under a lease or other contract to the extent necessary to facilitate construction of the Plant by Lessee, but only (i) if Lessor has the power and the right to grant
                                    Lessee the right to use .such property, and
                                    (ii) to the extent that and for so long as Lessee's use of such property does not interfere with Lessor's operations, as determined by Lessor in its sole discretion;
                                    provided thatsuch use shall be pursuant to a mutually acceptable agreement and without charge to Lessee except that Lessee will pay any incremental increase in Lessor's costs attributable to Lessee's use of such property. Lessor shall not be required to construct any facilities or improvements or expend any funds to allow Lessee the use of such adjoining property.

                  (d) Grant of Right to Use Access Route" Other Facilities
                  Lessor does hereby grant Lessee the non- exclusive right to use, at all times, in common with Lessor, its successors and assigns, the Access Route depicted on .Exhibit B hereto (the
                  "Access Route"), for the purpose of pedestrian and vehicular access, ingress and egress between the Premises and the public road indicated in Exhibit B. Lessor shall have the right from time to time to designate a different route for access to the Premises that is reasonably acceptable to Lessee. Lessor and Lessee shall use their good faith efforts to agree upon arrangements to permit Lessee to use Lessor's rail car loading facilities and improvements, railroad trackage, and dock facilities and improvements, if any, located on property adjoining the Premises .on mutually acceptable, but only (i) if Lessor has the power and the right to grant

                                    Page -10-




DRAFT                                                                   6-28-02

                  Lessee the right to use such facilities, improvements and trackage, as the case may be, and (ii) to the extent and for so long as Lessee's use of such facilities, improvements and trackage, as the case may be, does not interfere with Lessor's operations, as determined by Lessor in its sole discretion.

                  (e) Lease of Water Rights. Lessor does hereby lease, unto
                  Lessee sufficient water rights to use, reuse, consume, discharge, treat, store, divert, and otherwise apply to the Clean Coal process (collectively, the "Water Rights"), but only (i)if Lessor has the power and right to grant such rights to Lessee, and (ii) to the extent and only for so long as none of Lessor's operations would be adversely affected by Lessee's use of such rights, as determined by Lessor in its sole discretion. Lessor shall not be required to construct any facilities or improvements or otherwise expend funds to provide Lessee physical access to the water covered by the Water Rights or any other rights granted to Lessee pursuant to this Section 2(e).

                  (f) No Implied Covenant to Develop.. Nothing contained in this
                  Agreement shall be deemed or construed to require that Lessee shall recover all or any portion of the Mine Waste or convert
                  Mine Waste to Coal Fines or Coal Fines to Clean Coal. Lessor hereby acknowledges that there is no express or implied duty of Lessee to develop the Premises, to extract produce, or sell
                  Mine Waste, Coal Fines or Clean Coal, or to construct or operate the Plant. During the term of this Agreement, Lessee shall have the right to remove permanently the Plant from the Premises, or to-remove and reinstall the Plant on the Premises from time to time.

                 (g) No Other Mineral Rights. Lessor is not leasing to Lessee any interest in minerals other than the Mine Waste and Water
                 Rights and Lessee reserves and excepts all other interests in minerals in the Premises; provided that Lessor shall not interfere with the Lessee's use or occupation of the Premises in connection with Lessor's exploitation of any such reserved minerals.

        3.         Term. This Agreement shall commence on the date of this Agreement and shall continue unless terminated according to the provisions of this Agreement.

        4.       Rent.

                 (a) Rent shall be $50,000 per year or the accumulated annual Royalty payment whichever is greater. Rent shall be paid as it is accrued for Royalty payment and on the first anniversary of the date of this Agreement and each year thereafter for payment of the $50,000 minimum
                         Rent.

                 (b) All Federal, state and local environmental compliance costs shall be paid for by Lessee in addition to the above Rent or Royalty payment.

        5.    Covol Building and Improvements. Lessee understands and agrees it must obtain separate, permission and rights to own or Use buildings and other personal property currently owned by Covol located on the Premises.

                                    Page -11-




DRAFT                                                                   6-28-02

          6.       Lessor's Representations, Warranties and Covenants. Lessor warrants and.
                   represents as follows'

                   (a) Lessor has full right, power and authority to lease the Premises to Lessee pursuant to the terms of this Agreement.

                   (b) Except as specifically set forth in Exhibit C, Lessor has good and defensible fee title to the Premises, including, without limitation, the Impoundment and the Mine Waste contained therein, free and clear of all liens, encumbrances, burdens, claims and defects of title of any kind. Lessor has not granted any interest in or right to use the Water Rights to any person.

                   (c) Except as previously disclosed by Lessor to Lessee, no suit, action, or other proceedings is pending or, to the Lessor's knowledge, threatened before any court or governmental agency and, to Lessor's knowledge, no cause of action exists that relates to the Premises or that might result in impairment or loss of Lessor's title to any portion of the Premises or that might hinder or impede Lessee's operation or enjoyment of the Premises.

                  (d) Lessor has delivered to or made available for inspection by Lessee the information concerning the Premises, the Mine
                  Waste, title thereto and prior operations on the Premises set forth on Schedule 6(d). To Lessor's knowledge, the information set forth on Schedule 6(d) does not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                  (e) Schedule 6(e)lists and briefly describes each material contract, agreement or other instrument which affects or burdens the Premises (the "Material Contra s ), including by way of example but without limitation, operating agreements, employment or consulting agreements, railroad trackage agreements, utility service agreements, construction and maintenance contracts, sales contracts or other agreements relating to the production, treating, processing or marketing of Mine Waste, Coal Fines or Clean Coal, calls upon, options to purchase and similar rights with respect to the Mine Waste, Coal Fines or the production of Clean Coal from the Premises, material commitments to federal, state or local governmental authorities that require Lessor or Lessee to act with respect to reclamation or remediation or relate to the operation or condition of the Premises or the construction or operation of the Plant, and other agreements with local and state governments. Lessor has provided to Lessee copies of all the Material Contracts. Lessor is not in default or breach in any material respect under any of the Material Contracts that would adversely affect the Premises, the extraction of Mine
                  Wastes from the Premises or the construction or operation of the Plant by Lessee, and to the Lessor's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a default or breach by Lessor.

                  (f) Lessor is not a foreign person, foreign trust, or foreign estate (as that term is defined is Section 1445.of the Code and the rules and regulations promulgated thereunder).

                                    Page -12-




DRAFT                                                                   6-28-02

                  (g) Lessor shall use its reasonable commercial efforts to assist Lessee to identify and obtain timely all Permits, including, without limitation, by cooperating with Lessee in amending Lessor's current permits governing operations on the Premises to cover Lessee's operations and allow Lessee to recover Mine Waste from the Impoundment, process the Mine Waste into Coal Fines, construct and operate the Plant and conduct its other contemplated operations and activities on ' the Premises;
                   provided that Lessee shall pay the costs and expenses for all third- party consultants approved by Lessee that are incurred by Lessor in assisting
                  Lessee pursuant to this Section 6(g), In the event one or more of Lessor's existing permits are amended as provided in the preceding sentence, Lessor shall use its reasonable commercial efforts to maintain and comply with such amended permits insofar as they cover land other than the Premises or operations on other properties and to the extent that the failure to do so would jeopardize or adversely affect Lessee's ability to recover Mine Waste or to construct or operate the Plant,



                   (h) To the knowledge of the Lessor, Schedule 6(h) attached hereto identifies all material Environmental Conditions existing as of the date of this Agreement. Lessor shall make available to Lessee all studies, data, audits, and reports relating to such existing Environmental Conditions.

                                    (i)     Lessor makes no representations or
                                            warranties, express or implied,
                                            except as expressly set forth in
                                            this Section 6. Without limiting the
                                            generality of the foregoing, Lessor
                                            makes no representation or warranty
                                            with respect to the condition of the
                                            Premises (other than the
                                            representation set forth in Section
                                            6(b) or the existence, quantity,
                                            quality, recoverability,
                                            suitability, merchantability or
                                            fitness for a particular purpose of
                                            the Mine Waste leased by this
                                            Agreement.

                                    (ii)    . For the purposes of this Section
                                            6, the term "to the knowledge of the
                                            Lessor" or "to the Lessor's
                                            knowledge means the actual knowledge
                                            of Lessor's field level supervisors
                                            whose responsibilities include
                                            supervision of the Premises and the
                                            operation thereof, and higher levels
                                            of management.

         7.        Lessee's Covenants

                  (a)      Lessee shall conduct its operations on the Premises
                           in a good and workmanlike manner. Lessee covenants
                           that it will employ machinery and methods that are
                           modern, adequate and efficient and that any Mine
                           Waste extracted by Lessee will be extracted according
                           to a reasonable
...
                           system and plan. Lessee Shall make such system and
                           plan available for review by Lessor, upon request, at
                           any reasonable time.

                  (b) Lessee shall keep complete and accurate records showing the amount of Mine Waste recovered from the Impoundment and Coal Fines and Clean Coal produced therefrom.. Said records shall be open at all reasonable times to the inspection by Lessor, for the purpose of comparing and verifying the accounts which may be rendered hereunder by Lessee.

                                                             Page -13-




DRAFT                                                                   6-28-02

          (c) Lessee shall have surveys of operations done by competen engineers registered in the state where the Property is located and shall keep maps on an appropriate scale of current and projected operations. Lessee shall make available for review, upon request, all data that Lessee may obtain, by drilling or other means, with respect to the quality or quantity of Mine Waste in, on or under the Impoundment.

(d) Lessee agrees to furnish to Lessor true, complete and correct copies of each of the maps required by the State where the Premises are located and the Mine Safety and Health Administration ("MSHA") within 30 days of each January 1 and July 1. Lessee shall provide Lessor with a copy of the same maps showing the progress of the recovery operations each calendar quarter. Such maps shall be due in Lessor's offices no later than February 1, May I, August 1 and November 1.

              (e)    Insurance

                    (i) To the extent applicable to Lessee's
                           operations on the Premises, Lessee shall be and remain a subscriber or qualified self-insured with the appropriate state workers' compensation funds or agency, including any occupational disease or injury funds or agencies, and Federal Black Lung Fund; and

                      (ii) Lessee shall keep in full force and effect
                      "Commercial General Liability" insurance coverages with at least the following limits
                              General Aggregate                                      $5,000,000
                              Products-Completed Operations                          $5,000,000
                              Personal and Advertising Injury                        $5,000,000

                              Each Occurrence                                        $1,000,000
                              Fire Damage (any one fir, e)                             $100,000
                              Medical Expense (any one person)                         $ 25,000
--

                      Automobile Liability insurance on owned and hired vehicles with at least $1,000,000 combined single limit.
                                            -

                    (iii) Any such .insurance of Lessee shal
                           specifically reference and cover Lessee's liability under this Agreement and shall name Lessor as an additional named insured. At any time upon the request of Lessor, Lessee shall provide to Lessor certificates of insurance required pursuant to this
                           Section 7(e) from Lessee that include a waiver of subrogation. Said certificates shall evidence the coverage herein required and shall require that the insurer shall give Lessor at least 30 days advance notice of any changes in or cancellation of such coverage. So long as M T & C or an Affiliate of M T &
                           C is the Lessee under this Agreement, M T & C may elect to provide the .above described coverages in the indicated amounts by self-insurance.

             (f) Lessee shall not hire any operator (including sublessee or sublicensee)in connection with Lessee's activities and operations on the Premises without the prior written consent of Lessor, which consent shall not be


                                    Page -14-




DRAFT                                                                   6-28-02

                               unreasonably withheld, and Lessee shall cause any such operator (including sublessee or sublicensee) to assume and comply with the provisions of this Agreement relating to labor and operational matters, including without limitation Section 7(f), in the same manner as Lessee is required to comply with such provisions under this Agreement. The withholding of consent by the lessor pursuant to the preceding sentence shall be deemed to be reasonable if the operator
                               (including any sublessee or sublicensee) proposed by Lessee refuses to comply with or assume the provisions of Section 7(f) or if the operator
                               (including any sublessee or sublicensee) does not have the technical or financial ability to perform the obligations it is required to assume under this Agreement and to operate the Plant and conduct Lessee's other activities and operations on the Premises in compliance with all applicable
                               OSHA, :MSHA, safety and other Laws or if such operator has an unacceptable safety record in connection with its other operations.

                       (g) In the event one or more of Lessor's existing permits are amended as provided in Section
                                6(g)., Lessee shall comply with such amended permits insofar as they cover the Premises or Lessee's operations or activities thereon.
                                Lessee shall use its reasonable commercial efforts to obtain Permits in .Lessee's name governing Leesee's operations and activities on the Premises that are covered by such amended permits.

                       8. Taxes. Lessor shall pay or cause to be paid before delinquent all real estate taxes assessed on the Premises. However, Lessee shall, upon request, reimburse
                       Lessor for any incremental real estate taxes assessed as a result of the existing Covol personal property and the installation of the Plant or removal of the Mine Waste as well as for all taxes assessed on the Plant itself.
                       Lessee shall be responsible for any and all personal property tax filings and payments which are required by any governmental agency with respect to the :Plant and the operation of the Mine Waste recovery process. Lessee shall also pay or cause to be paid before delinquent all .other taxes, including, but not limited to, all black lung excise, severance, sales and use, gross receipts and similar taxes and any increase to the existing rate of those taxes on the Premises imposed .as a result of Leesee's recovery of the Mine Waste, processing of the Mine ..Waste into Coal Fines, processing of Coal Fines into Clean Coal and the sate of the Clean Coal.

               9. Provisions Relating to Utilities. Lessor shall provide Lessee for Lessee's use, at no charge to Lessee, access to any and all utilities and services currently available at the Premises or located at other property owned, leased or otherwise held by Lessor within a reasonable .distance from the Premises, including to the extent available and without limitation, potable water, fire water, natural gas, sanitary sewer, electricity and telephone service, but only (a) to the extent that Lessor has the power and right to provide Lessee access to such utilities and 'services, and (b)to the extent and for so long as Lessee's use of such utilities and services does not interfere with Lessor's operations, as determined by Lessor in its sole discretion.
               Lessee shall pay any incremental increase in the maintenance costs of Lessor's facilities attributable to Lessee's use thereof to obtain such utilities and services. Lessor shall not be required to construct any facilities or improvements necessary to deliver such utilities and services to the Premises, or otherwise expend funds to provide such utilities and services to


                                    Page -15-




DRAFT                                                                   6-28-02


Lessee, and Lessee shall pay all charges payable to third Persons for .Lessee's use thereof.

10. Grant of Utilities Easement.

(a)      Lessor hereby grants to Lessee a non-exclusive easement to erect, construct, reconstruct, use, maintain, replace, repair, inspect and remove facilities of the type hereinafter specified (the "Facilities"), together with a
                                                           ---------------
         right-of-way therefore, on and over the land depicted on Exhibit B hereto
         (the "Easement Land"), together with the right of ingress to and egress from the Easement Land over and across land owned by Lessor by means of roads, lanes or streets thereon, if there is or may hereafter be such, otherwise by reasonable route or routes that shall occasion the least damage and inconvenience to Lessor, but only (i) to the extent that
         Lessor has the power and right to provide Lessee such easement and (b)
         to the extent and for so long as Lessee's use of such easement does not interfere with Lessor's operations, as determined by Lessor in it sole discretion.

(b)      The Facilities shall consist of (i) an electric distribution and/or transmission system with all necessary towers, poles, supporting structures, foundation and footings, including such wire, cables, guys, anchors, appliances and fittings and all necessary cross arms, and other appliances, braces and fixtures used in connection therewith; (ii) a sanitary sewer line with all necessary pipes, supporting structures, foundation and other appliances, braces and fixtures used in connections therewith; (iii) a water line. with all necessary pipes, supporting structures, foundation and other appliances, braces and fixtures used in connection therewith; (iv) a natural gas transmission line with all necessary pipes, meters, compressors, supporting structures, foundation and other appliances, braces and fixtures used in connection therewith; and (v) a telephone transmission system with all necessary towers, poles, supporting structures, foundation and footings, including such wire, cables, guys, anchors, appliances and fittings and all necessary cross arms and other appliances, braces and fixtures used in connection therewith.

                  (c) Lessee shall have the right to cut, trim, and control the growth, by machinery or otherwise, of trees and shrubbery located within or on either side of the Easement Land which interfere with or threaten to endanger the operation of the Facilities. Lessee shall have the right to dig, trench
" and remove ground, Soil, earth, rock and vegetation on and adjoining the Easement Land for the purpose of installing, constructing, repairing and maintaining the Facilities.

                  (d) Lessee's activities upon the Easement Land or upon Lessor's premises and Lessee's use or maintenance of the Facilities shall be in compliance with all permits covering the Easement Land or operations thereon and all applicable federal, state and local laws, regulations and ordinances.


                                    Page -16-




DRAFT                                                                   6-28-02

 11.     Maintenance and Repairs.

                (a) For so long as neither Lessor nor any of its
                  Affiliates makes material use of the Access Route
                  (provided that Lessor's periodic use of the Access Route to monitor the condition of or secure its properties shall not constitute material use thereof), Lessee shall, at its sole cost and expense, keep and maintain in good condition and make all repairs to and perform necessary maintenance upon the Access Route; provided that in no event shall Lessee be required to maintain or repair the Access Route to a better condition than the condition of the Access Route on the date hereof, in the event use of the Access Route by Lessor and its Affiliates becomes .material, Lessor and Lessee shall each bear that share of the costs and expenses of maintenance and repair of the Access Route fairly attributable to Lessor's or Lessee's respective use of the Access Route taking into account the relative tonnage hauled and other relevant factors.

         (b) Lessee, at Lessee's expense, shall keep and maintain all areas of the Premises and all improvements thereon in good repair and in a neat and satisfactory condition, and shall promptly make all repairs and replacements, at Lessee's sole cost and expense, that may become necessary to the Premises or improvements thereon, whether structural or nonstructural, ordinary or extraordinary.

12. Surrender of Premises. Lessee shall have the right to terminate and surrender this Agreement at any. time, subject to Section 40, by written .notice to Lessor. Upon the expiration or sooner termination of this Agreement, Lessee shall peaceably and quietly quit and surrender the Premises in good order and condition; provided, however, that Lessee shall have an additional period of up to 6 months to remove, at its sole cost and expense, the Plant, including Covol personal property, to the extent required by the agreement between Lessee and Covol and its other equipment and improvements from the Premises. Any machinery, equipment and fixtures installed upon or attached or affixed to the Premises by Lessee shall become part of the Plant, shall remain the personal property of Lessee and shall be removed by Lessee as set forth herein. Lessee shall have any necessary access rights to accomplish such removal work. In no event shall Lessee have any obligation to remove any concrete foundations, or footings;
provided that Lessee shall reimburse Lessor for the costs and expenses of removing any concrete foundations or footings placed on the Premises by Lessee if .such removal is required in connection with reclamation of the Premises.

13. Parties' Right to Perform. Except as otherwise expressly provided herein., if either Party shall at any time fail to make any payment or perform any other act required to be made or performed by such Party under this Agreement (herein a "defaulting Party"), the non-defaulting Party may upon prior thirty days' written notice to the defaulting Party (except. in the case of an emergency in which event only such notice as is appropriate shall be required), but shall not be obligated to, without waiving or releasing the defaulting Party from any obligation under..this Agreement, make such payment or perform such other act to the extent that the non-defaulting Party may deem desirable and, in connection therewith, pay expenses and employ counsel. All sums so paid by the non-defaulting Party and all penalties, interest and costs arising in connection therewith shall be due and payable by the defaulting Party to the non-defaulting
Party upon demand.


                                    Page -17-




DRAFT                                                                   6-28-02


14. Lessee Not Agent of Lessor. Subject only to the provisions in Section 13 of this Agreement, Lessee shall perform its operations on the Premises according to its own means and methods. It is understood and agreed that Lessee is not an agent or employee of Lessor and that all persons working for Lessee in connection with its recovery operations shall be Lessee's employees subject only to Lessee's (or its operator's) orders .and supervision and shall be paid directly by Lessee (or its operator). Lessee shall be responsible in all respects for the hiring, employment and working conditions of all individuals engaged to carry on the operations herein contemplated. Lessor shall not have the right, as the lessor under this Agreement, to direct, supervise or control the manner or method in which the recovery of Mine Waste, the construction and operation of the Plant and any other activities and operations of Lessee are to be performed. Lessor, however, reserves the right unto itself and its agent or representative to inspect the work for the purpose of determining whether it is being done in conformity with this Agreement.

15. Quiet Enjoyment. Lessor covenants and agrees that Lessee shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in anywise appertaining thereto during the entire term of the Agreement and any extension thereof and Lessor covenants to defend Lessee's right to possession of the Premises hereunder.

16. Signs. Lessee shall have the right to erect on or at the Premises appropriate signs which are reasonably acceptable to Lessor to identify Lessee's occupancy of the Premises, .provided that said signs comply with all applicable zoning, building and other governmental ordinances and regulations.

17. Condemnation. If during the term of this Agreement, the whole of the
Premises or any portion of the Premises, the toss of which materially impairs
Lessee's ability to operate the Premises or the Plant, is taken or condemned, or access to the Premises is denied, by any public or quasi-public authority acting pursuant to its power of eminent domain, then, in such event, as of the date of the vesting of title in such public authority, or when possession is given to such public authority or access is denied, whichever event first occurs, Lessor shall designate a parcel of land in proximity to the Premises which is equivalent in size and location to the Premises and otherwise reasonably acceptable to Lessee, and Lessor and Lessee shall execute and deliver a suitable amendment to this Agreement and to the short form lease executed as provided in this Agreement, substituting said parcel in place of the Premises. Lessee shall be entitled to make an independent claim for the Plant and the Mine Waste, including improvements, fixtures, equipment and personal property belonging to it, and for relocation expenses. If a portion only of the Premises is taken or condemned as provided in this Section, so that the remaining portion of the
Premises is useable by Lessee for the purposes permitted hereunder, this
Agreement shall continue in full force and effect as to that portion of the
Premises which was not taken or condemned. . ..

18. Security/Emergency Matters. At all times during the term of this Agreement, Lessee will:
    ----------------------------

(a) Use reasonable efforts to carry out any and all activities necessary to respond appropriately to and mitigate situations of emergency that involve the safety of persons or the security of property within the Premises or,



                                    Page -18-




DRAFT                                                                   6-28-02

                  where the same would be attributable to situations or events within the Premises, the safety of persons or the security of property outside the Premises or that interfere with the normal operation of Lessor s facilities

         (b)      Provide security for the Premises in a manner reasonably acceptable to the Lessor.

 19.     Liens.

         (a)      Lessee shall pay or cause to be paid all costs and charges for work done by it or caused to be done by it in or to the Premises and for all materials furnished for or in connection with such work. Lessee shall indemnify and hold Lessor and the :Premises free, clear and harmless of and from all mechanics' liens and claims of liens and from all other liabilities, liens claims and demands on account of such work, including any claims for wage payments. If any lien is filed against the Premises as a result of any work performed by or on behalf of Lessee or any other action of
                  Lessee, Lessee shall cause the lien to be discharged of record within thirty days after filing of the lien by payment, posting of a statutory surety bond with the appropriate court or otherwise. If Lessee fails to pay any charge for which a mechanics' lien has been filed and the lien is not discharged of record as described above, Lessor, at its option, may pay such charge and related costs and interest, and the amount paid by
                  Lessor, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Lessee to Lessor. Nothing .
                  contained in this Agreement shall be deemed the consent or agreement of Lessor to subject Lessor's interest in the Premises to liability under any mechanics' or other lien law. On the contrary (and notice is hereby given), the right and power to charge any such lien or encumbrance of any kind against. Lessor is hereby expressly denied.

                (b) Lessee shall not mortgage or hypothecate this
                  Agreement or the Premises without the prior
                  written consent of Lessor, which shall not be unreasonably withheld.

         (c)      Lessor shall indemnify and hold Lessee and the Premises, free, clear and harmless of and from all mechanics' liens and claims of liens and from all other liabilities, liens, claims and demands on account of any work done or caused to be done by Lessor on or off the Premises and for all materials furnished for or in connection with such work. If any lien is filed against the Premises as a result of any work performed by or on behalf of
                  Lessor or any other action of Lessor, Lessor shall cause the lien to be discharged of record within thirty days after the filing of the lien by
                  .payment, posting of a statutory surety bond with the appropriate court or otherwise, if Lessor fails to pay any charge for which a mechanics' lien has been filed and the lien is not discharged of record as described above, Lessee, at its option, .may pay such charge and related costs and interest, and the amount paid by Lessee, together with reasonable attorneys' fees incurred in connection therewith, shall be immediately due from Lessor to Lessee. Nothing contained in this Agreement shall be deemed the consent or agreement of Lessee to subject Lessee's interest

                                    Page -19-




DRAFT                                                                   6-28-02

                  in the Premises to liability under any mechanics' or other lien law. On the contrary (and notice is hereby given), the right and power to charge any such lien or encumbrance of any kind against Lessee is hereby expressly denied.

          20. Recording. This Agreement shall not be recorded. Upon th
                                   -----------
         execution of this Agreement, the parties
         hereto may record a Memorandum of Lease.

         Statement of Performance. Either Party (".Requested Party") shall deliver to the other Party (":Requesting Party"), from time to time within twenty days after the Requesting Party's request therefor, a statement certifying that:

         (a)      this Agreement is in full force and effect;

         (b) this Agreement is unmodified or if modified, stating any such modifications;

         (c) there are no defenses or offsets to the Agreement by the Requested Party or stating such defenses or offsets as are claimed by the Requested Party.;

                   (d) to the Requested Party's knowledge, the
                  Requesting Party is not in default hereunder and no events or conditions then exist which, with the passage of time, giving of notice or both, would constitute a default on the Requesting Party's part or specifying any such defaults, events or conditions if they are claimed; and

         (e) such further information about this Agreement or the Premises as reasonably be requested.

         Subordination. This Agreement,. but not title to the Plant, shall be subject and subordinate to the lien of any first mortgage or first deed of trust of the entire fee interest of the Premises now existing or hereafter made to a bank, trust company, savings and loan association, title company, insurance company, pension or retirement fund or other financial institution, and any renewals, modifications or extensions thereof; provided, however, Lessor shall obtain from any such mortgagee or beneficiary (including its trustee) and shall deliver to Lessee an agreement whereby:

                (a) any such mortgagee or beneficiary consents to
                  and approves this Agreement;

         (b)      if any such mortgagee or beneficiary shall become the owner of the
                  Premises by reason of foreclosure or otherwise or if the Premises shall be sold as a result of any action to foreclose the mortgage or. exercise a power of sale, or pursuant to a sale in lieu of foreclosure, this Agreement shall continue in full force and effect as a direct lease between the then owner of the Premises and Lessee, and in such event Lessee shall attorn to such new owner as tenant and such new owner shall attorn to Lessee as landlord, with both parties being bound by the provisions of this
                  Agreement; and




                                    Page -20-




Draft                                                                   6-28-02



                           (C) the possession of Lessee and Lessee's rights hereunder shall not be disturbed or impaired by any such action or proceeding or by any judicial sale or execution or other sale of the Premises or by default under said mortgage or deed of trust or underlying note or by the exercise of any other right given to the mortgagee or beneficiary by any other documents or as a matters of law.


23.                        Notices.  All notices and other required communications hereunder shall be in writing,
                           -------
                           addressed as follows:


                                    If to Lessor:

                                    Nevada Electric Investment Company
                                    6100 Neil Road
                                    Reno, Nevada 89511
                                    Attention William Peterson, General Counsel
                                    Facsimile Number: (775) 834-5959


                                    If to Lessee:

                                    M T & C Diversified Land and Natural Resources Corporation
                                    26 Blue Anchor Cay Road
                                    Coronado, CA 92118
                                    Attention JR. Chapman, President
                                    Facsimile Number


         Notices shall be given (a) by personal delivery to the other party. (b) by facsimile, with confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be effective and deemed delivered (i) if by personal delivery, on the date of delivery if during business hours, otherwise the next business day, (ii) if by facsimile, on the date the facsimile is received if received during business hours, otherwise the next business day, and (iii) solely by mail, upon receipt by the addressee. A Party may change its address by written notice to the other Party.


24.      Confidentiality.  Each Party agrees to keep confidential and not use, reveal, provide or transfer to any
         ---------------
         third party any Confidential Information (defined below) it obtains or has obtained, except as follows:

(a)      to the extent that disclosure to a third party is required by applicable law or regulation

(b) information which, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentially agreement to which such Party is party or of which it has knowledge), as evidenced by generally available documents or publications;

                                    Page -21-




DRAFT                                                                   6-28-02

                  (c)      information that was in its possession prior to disclosure (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the other Party;

                  (d) to the extent disclosure is necessary or advisable, to its employees, consultants or advisors, or to its Affiliates or their employees, consultants or advisors, in each case for the purpose of carrying out their duties hereunder;

                  (e) with respect to disclosures by Lessee, to banks or other financial institutions or agencies or any independent accountants, or legal counsel or investment advisors employed by Lessee, or by any member of Lessee, to the extent disclosure is necessary .or advisable to obtain financing;

                  (f) with respect to disclosures by Lessee, to potential purchasers of membership or other interests in Lessee or potential purchasers or assignees of all or a portion of the assets of Lessee or Lessee's interests under this Agreement; and with respect to disclosures by Lessor, to potential purchasers of Lessor or any Affiliate of Lessor that directly or indirectly owns an equity .interest in Lessor;

                           (g)to the extent necessary, disclosure to third parties to enforce this
                           Agreement; or

                  (h)      with respect to disclosures by Lessee, to a member, manager or Affiliate of Lessee.

                  Provided, however, that in each case of disclosure pursuant to
                  (d), (e), (f) or (h), the party or parties to whom disclosure is made agree to be bound by this confidentiality provision.
                  The obligation of each Party not to disclose Confidential
                  Information except as provided herein shall not be affected by the termination of this Agreement or the replacement of either of the Parties. As used in this paragraph, the term
                  "Confidential Information" shall mean .(i) with respect to disclosures by Lessor, non-public information concerning this Agreement, the Premises, the Mine Waste, and all non-public information acquired by Lessor during or in the course of the negotiations resulting in this Agreement concerning the properties, operations, business, trade secrets, technical know-how and other non-public information and data of Lessee and any technical information with respect to the Plant or process utilized by the Plant, and (ii) with respect to disclosures by Lessee, non-public information concerning this Agreement, the
" Premises, the Mine Waste, and all non-public information acquired by Lessee during or in the course of negotiations resulting in this Agreement concerning the properties, operations, business, trade secrets, technical know-how and other non-public information and data of Lessor.

          25. Compliance with Laws. Each Party shall comply in all material respects with all applicable federal, state and local laws, regulations and codes, and permits and shall obtain all permits and licenses when needed in the performance of its obligations under this Agreement.


                                    Page -22-




DRAFT                                                                   6-28-02

          26. Non-Environmental Indemnification by Lessor. Lessor shal
                  ---------------------------------------------
         defend, indemnify and save and hold
         harmless Lessee and Lessee's Affiliates, and their respective shareholders, directors, members, managers, partners, officers, employees, agents, contractors and operators (and their- sublessees and sublicensees) (the "Non-Lessor Indemnified Parties") for, from and against and shall promptly reimburse each Non-Lessor Indemnified Party with respect to any and all Losses paid, incurred or suffered by such
         Non-Lessor Indemnified Party which arise from or are attributable to:

                 (a) the breach of any representation, warranty,
                  covenant or agreement of Lessor contained in this Agreement, or

         (b) any royalties, overriding royalties, net profits and similar payments being or coming due with respect to the lease, recovery or extraction of Mine Waste or Lessee's use of the Mine Waste to produce Coal Fines or Clean Coal or the sale of Clean Coal.

         This Section 26 shall not extend to or cover any matter that is covered by Section 28 or.29.

         Non-Environmental Indemnification by Lessee. Lessee shall defend, indemnify and save and hold harmless Lessor and Lessor's Affiliates, and their respective shareholders, directors, members, managers, partners, officers, employees, agents, contractors and operators (and their sublessees and sublicensees) (the "Non-Lessee Indemnified
         Parties") for, from and against and shall promptly reimburse each Non-Lessee Indemnified Party with respect to any and all .Losses paid, incurred or suffered by such Non-Lessee Indemnified Party which arise from or are attributable to:

         (a)      the breach of any representation, warranty, covenant or agreement of
                  Lessee contained in this Agreement;

         (b) the failure of Lessee (or Lessee's employees, agents, contractors, operators (or their sublessees of sublicensees ) or invitees ) to comply with the terms of any of Lessor's permits that are amended to allow Lessee's activities and operations on the Premises pursuant to Section 6(h) to the extent such amended permits cover or relate to such activities or Operations of Lessee (or Lessee's employees, agents, contractors, operators (or their sublessees or sublicensees) or invites);

               (c) any grievance, dispute or claim filed assertin
                  that any individual was wrongfully denied a job
                  opportunity at Lessee's (its agents', contractors', operators' (or their sublessee' or sublicensee")
                  operation(s) on the Premises;

         (d) the use by Lessee (or Lessee's employees, agents, contractors, operators (or their sublessee or sublicensee) or invites) of Lessor's scales pursuant to Section 2(b)(ii)(C), the use by Lessee or Lessee's employees, agents, contractors, operators
                  (or sublessee or sublicensee) or invites).of Lessor's property adjoining the Premises pursuant to Section (2)(c)(ii), the use by Lessee (or Lessee'S employees,


                                    Page -23-




DRAFT                                                                   6-28-02

                                            agents, contractors, operators (or
                                            sublessees.or sublicensee) or
                                            invites) of any rights (other than
                                            Water Rights) granted by Lessor to
                                            Lessee pursuant to Section 2(e); the
                                            use by Lessee (or Lessee's
                                            employees, agents, contractors,
                                            operators (or sublessee or
                                            sublicensee) or invites) of the
                                            Access Route, or the use by Lessee
                                            (or Lessee's employees, agents,
                                            contractors, operators (or sublessee
                                            or sublicensee) or invites) of any
                                            utilities or services pursuant to
                                            Section 9 or the Easement Land; and

                             (e) any personal injury
                                            (including death of Lessor's or
                                            Lessee's employees, agents,
                                            contractors, operators (or their
                                            sublessee or sublicensee) or
                                            invites) or property damage
                                            (including Lessor's or Lessee's (or
                                            Lessee's employees, agents,
                                            contractors, operators (or sublessee
                                            or sublicensee) or invites) property
                                            or equipment), to the extent the
                                            same is attributable to any act or
                                            omission of Lessee (or Lessee's
                                            employees, agents, contractors,
                                            operators (or sublessees or
                                            sublicensee) or invites).

                                  This Section 27 shall not extend to or cover any matter that is covered by
                                       -----------
Section
                                  28 or 29.

                          28.     Environmental and Related Indemnities.

                                  (a)Lessor's Responsibility., Lessor shall defend, indemnify, save and hold -the
                                  Non-Lessor Indemnified Parties harmless for, from and against, and shall promptly reimburse the Non-Lessor Indemnified Parties with respect to any and all Losses (including, without limitation Environmental Liabilities), penalties and injunctive relief of any and every kind or "character, known or unknown, fixed or contingent, asserted by any federal, state, local or other governmental entity or any other Person against or incurred by the Non-Lessor Indemnified Parties, by reason or arising out of (i) any violation or breach of any Environmental Laws by Lessor (or Lessor's employees, agents, contractors, operators (or sublessee or sublicensee) or invites) or any of their predecessors before the Effective
                                  Date; or (ii) any act, omission, event,
                                  circumstance or condition existing or
                                  occurring on, in, or in connection with the Premises, the Access Route or the Easement
                                  Land before the Effective Date; or (iii) the use which Lessor (or Lessor's employees, agents, contractors, operators (o:r sublessee or sublicensee) or invites) make of the Premises, the Access Route or the Easement
                                  Land after the .Effective Date or any other property owned, held under leases or other contracts, "or operated by :Lessor (including, without limitation, the use and storage of any Hazardous S:ubstanc.es on, in, or in connection with the Premises, the Access Route or the Easement Land or such other property, or disposal of any Hazardous Substances from the Premises, the Access .Route or the Easement Land or such other property; or the treatment, '..transportation, handling, processing, discharge or release of any Hazardous Substances on, in, to, or from the Premises, the Access Route or the Easement
                                  Land or such other property), that constitutes or results in a violation or. breach of or liability under any Environmental Laws.


                                    Page -24-






                                    Page -25-




DRAFT                                                                   6-28-02

         (b)      Lessee's Responsibility. Lessee shall defend, indemnify, save and hold
                  -------------------------
                  the Non-Lessee Indemnified Parties harmless for, from and against, and shall promptly reimburse the Non-Lessee Indemnified Parties with respect to, any and all Losses (including, without limitation, Environmental
                  Liabilities), penalties and injunctive relief of any and every kind or character, known or unknown., fixed or contingent, asserted by any federal, state, local or other governmental entity or any other Person against or incurred by the Non-Lessee Indemnified Parties, by reason or arising out of (i) any violation or breach of any Environmental Laws by
                  Lessee (or Lessee's employees, agents, contractors, operators (or sublessee or sublicensee) or invites); (ii) any act, omission, event, circumstance or condition attributable to Lessee's (or Lessee's employees', agents',contractors', operators' (or sublessee' or sublicensee') or invites') use of the Premises, the Access Route or the
                  Easement Land or operation of the Plant occurring on, in, or in connection with the Premises; or (iii) the use which Lessee (or Lessee's employees, agents, contractors, operators (or sublessee or sublicensee) or invites) makes of the Premises, the Access Route or the Easement Land during the term of this Agreement or any other property owned, held under leases or other contracts, or operated by Lessee (including, without limitation, the use or storage of any Hazardous Substances on, in, or in connection with the Premises, the Access Route or the Easement Land or such other property, or disposal of any Hazardous Substances from the
                  Premises, the Access Route or the Easement Land or such other property; or the treatment, transportation, handling, processing, discharge or release or any Hazardous Substances on, in, to, or from the Premises, the Access Route or the Easement Land or such other property) that constitutes or results in a violation or breach of or liability under any
                  Environmental Laws. This Section 28(b) shall not cover or extend to any
                                           --------------
                  matter covered in Section 29.
                                    -----------

::29.    Reclamation and Closure

         (a)      Reclamation Obligations. Lessor shall be responsible for and shall carry
                  -------------------------
                  out and pay for all reclamation and closure activities and other obligations relating to the Premises, the Access Route or the Easement Land and
                  shall conduct reclamation and. closure activities on the Premises, the
                  Access Route or the Easement Land in compliance with all applicable
                  Permit provisions, federal, state and local law and established coat industry practice; provided, however, that Lessee agrees to reimburse
                  Lessor an amount not to exceed Lessee's Maximum Reclamation Liability
                ' for Lessor's direct costs of reclamation and closure of the
                  Premises, the Access Route or the Easement Land, as such costs and expenses are incurred by Lessor, as provided in Section
                  29(c)..

         (b)      Determination of Lessee's Maximum Reclamation Liability.
                  --------------------------------------------------------

                    (i) Within 45 days after the later of th
                           execution of this Agreement and the time that Lessee has furnished Lessor with an Outline of Lessee's planned operations (including the expected emissions from the Plant and the Mine Waste expected to be recovered on the

                                    Page -26-





DRAFT                                                                   6-28-02

                                        Premises), Lessor shall prepare and
                                        deliver to Lessee a written report
                                        estimating the Current Reclamation
                                        Liability, which report shall contain
                                        all data and other information examined
                                        or created by Lessor in estimating such
                                        costs.

                             (ii) if at any time and
                                            from time to time during the term of
                                            this Agreement Lessor believes that
                                            a change in Law, or a prospective
                                            change in Law proposed by any
                                            proposed draft legislation or
                                            proposed draft regulations,
                                            occurring after the Effective Date
                                            will cause an increase in the
                                            Current Reclamation Liability that
                                            will be borne by Lessor pursuant to
                                            Section 29(b)(iii)(C) that would be
                                            avoided by closing and reclaiming
                                            the impoundment prior to the
                                            expiration or sooner termination of
                                            this Agreement, Lessor may so notify
                                            Lessee specifying the change in Law
                                            or proposed change in Law, the date
                                            by which the closure and reclamation
                                            would have to commence to avoid such
                                            increased cost and the estimated
                                            increase in the Current Reclamation
                                            Liability. The Parties shall use the
                                            procedure set forth in Section
                                            29(b)(i) to determine the amount of
                                            such increase (as finally
                                            determined, the '"Regulatory
                                            Increase") and the date by which
                                            closure and reclamation activities
                                            must commence to avoid the
                                            Regulatory Increase (the
                                            "Accelerated Closure Date").

                                                                1.Within 30 days
                                                       after the determination
                                                       of the Regulatory
                                                       Increase and the
                                                       Accelerated Closure Date,
                                                       Lessor may notify Lessee
                                                       that it desires to
                                                       commence closure and
                                                       reclamation activities by
                                                       the Accelerated Closure
                                                       Date in order to avoid
                                                       the Regulatory Increase.
                                                       Lessee shall have until
                                                       the later of 30 days
                                                       after receipt of such
                                                       notice from Lessor and 90
                                                       days prior to the
                                                       Accelerated Closure Date
                                                       to elect to either (1)
                                                       terminate this Agreement
                                                       and surrender possession
                                                       of the Premises to Lessor
                                                       at least 30 days prior to
                                                       the ,Accelerated Closure
                                                       Date (or, if later, on
                                                       the date of its notice to
                                                       Lessor) or (2) agree to
                                                       bear the Regulatory
                                                       Increase. If Lessee
                                                       elects to proceed under
                                                       "(1 )" but Lessor does
                                                       not actually commence the
                                                       closure and reclamation
                                                       activities within 90 days
                                                       after the Accelerated
                                                       Closure Date and complete
                                                       such activities within a
                                                       reasonable period of time
                                                       so as to avoid the
                                                       Regulatory Increase,
                                                       Lessee shall have the
                                                       right to elect to
                                                       reinstate this ....
                                                       'Agreement and in such
                                                       even this Agreement shall
                                                       be deemed reinstated and
                                                       shall continue in full
                                                       force and effect
                                                       according to its terms as
                                                       if it had not been
                                                       terminated. If Lessee
                                                       elects to proceed under
                                                       "(2)" this Agreement
                                                       shall continue in full
                                                       force and effect,
                                                       Lessee's Maximum
                                                       Reclamation Liability
                                                       shall be increased by the
                                                       Regulatory Increase, and
                                                       the Regulatory Increase
                                                       shall not be

                                                        Page -27-




DRAFT                                                                   6-28-02

           included in the amounts described in Section 29(b)(iii)(C).
                             ----------------------

                              (iii) Within 90 days after the expiration or sooner termination of this Agreement, Lessor shall prepare and deliver to Lessee a written report estimating the "Lessee's Maximum Reclamation
                              Liability" (the "Lessor's Final Estimate"), which report shall contain all data and other information examined or created by Lessor in estimating such costs. If Lessee is dissatisfied with the Lessor's estimate, Lessee shall have the right to retain an independent third-party consultant to prepare a written report estimating the "Lessee's Maximum Reclamation Liability" (the
                              "Lessee's Final Estimate"), which report shall contain all data and other information examined or created by Lessee or such consultant in estimating such costs, and to deliver the Lessee's Final
                              Estimate to Lessor within 90 days after Lessee's receipt of the Lessor's Final Estimate. Upon delivery of the Lessee's Final Estimate to Lessor, Lessee and Lessor shall agree upon an estimate of the "Lessee's Maximum Reclamation Liability." For purposes of this Section 29, the "Lessee's Maximum
                              Reclamation Liability" shall be an amount equal to
                              (A) the estimated cost of reclamation and closure of the Impoundment as of the expiration or sooner termination of this Agreement, minus (B) the Current Reclamation Liability, minus (C) the estimated amount of any increase in the cost of reclamation and closure of the Impoundment over the Current Reclamation Liability that is not attributable to Lessee's activities and operations on the Premises (including, without limitation, changes in Law and the increase in cost due to inflation, which shall be deemed to be an amount equal to three percent per year from the date the Current Reclamation Liability is determined through the date of expiration or sooner termination of this Agreement).

                               (iv) The Parties intend for the following arbitration procedures to apply to resolution of the matters provided for in this Section 29 only and do not intend to bind themselves to submit any other claims arising under this Agreement to arbitration.

                                    1       Selection and Compensation of
                                            Arbitrators. Arbitration hereunder
                                            shall be before a three-person panel
                                            of neutral arbitrators consisting of
                                            two engineers with experience in
                                            environmental and mining reclamation
                                            matters and one attorney with at
                                            least ten years' experience in
                                            environmental law, including coal
                                            mining matters. The AAA shall submit
                                            a list of persons meeting the
                                            criteria outlined above for each
                                            category in the manner established
                                            by the AAA. in the event that any
                                            party or the arbitrators fail to
                                            select arbitrators as required
                                            above, the AAA shall select such
                                            arbitrators. The arbitrators shall
                                            be entitled to fee commensurate with
                                            their fees for professional services
                                            requiring similar time and effort,
                                            and the arbitrators' fees shall be
                                            borne equally by the parties. If the
                                            arbitrators so desire they shall
                                            have the authority to


                                                        Page -28-




DRAFT                                                                   6-28-02

                           retain the services of a neutral judge or attorney
                           (whose fees shall be treated as an arbitrator's fees) to assist them in administering the arbitration and conducting any hearings and taking evidence at such hearings or otherwise.

                  2.       Arbitration Procedures. All matters arbitrated hereunder shall be arbitrated in
                           ------------------------
                           Columbus, Ohio, pursuant to the law of the state where the Premises are located, and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA, except to the extent that such Rules conflict with the express provisions of this Section
                                                                                                             -------
                           29 (which shall prevail in the event of such conflict); provided, however, that all
                           ---                                                     -------------------
                           substantive law issues relating to the rights and obligations of the parties under this
                           Agreement shall be governed by Section 44 below. The arbitrators shall conduct a
                                                          -----------
                           hearing no later than 45 days after submission of the matter to arbitration, and a decision shall be rendered by the arbitrators within 10 days of the hearing. At the hearing, the parties shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. The decision of the arbitrators shall be made by a written opinion stating the reasons for the decision made.

                  3.       Enforcement. This submission and agreement to arbitrate shall be specifically
                           -------------
                           enforceable. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. The parties agree to abide by all awards rendered in such proceedings. Such awards shall be final and binding on all parties to the extent and in the manner, provided by the law of the state where the Premises are located.

(c)               Payments of Reclamation and Closure Expenses by Lessor:
                  -------------------------------------------------------
                  Reimbursement by Lessee. Lessor shall pay all costs and-expenses
                  -------------------------
                  incurred in the reclamation and closure of the Impoundment.. Lessee shall reimburse Lessor for the Lessor's costs and expenses of reclaiming and closing the Impoundment, as such costs and expenses are incurred by Lessor, but only to the extent provided in this Section 29(c).
                                                                     --------------

                         (i) Lessor shall pay out of the
                                    Lessor's own funds, without reimbursement from Lessee, all costs and expenses incurred by Lessor in reclamation and closure of the Impoundment until Lessor's aggregate reclamation and closure expenses equal the Agreed Current Reclamation Cost.


                                                        Page -29-




DRAFT                                                                   6-28-02

ii) Lessor shall pay out of the Lessor's own funds, all costs and expenses incurred by Lessor in the reclamation and closure of the Impoundment in excess of the Current Reclamation Liability. Lessee shall reimburse Lessor for the direct costs and expenses incurred by Lessor in the reclamation and closure of the Impoundment to the extent such costs and expenses exceed the Current
Reclamation Liability unti the earlier of (A) completion of reclamation and closure of the impoundment or (B) suc time as Lessee has paid to Lessor an amount equal to but no greater than the Lessee's Maximum Reclamation Liability.

                               (iii) Lessor shall pay out of Lessor's own funds, without h reimbursement from Lessee, all costs and expenses incurred by Lessor in the reclamation and closure of the Impoundment in excess of the sum of the Agreed
C:urrent Reclamation Cost plus the Lessee's Maximum Reclamation Liability.

         No Consequential Damages.

         (a) Notwithstanding any provision of this Agreement to the contrary, in no event shall Lessor be liable under any provision of this Agreement to Lessee or any other Non-Lessor
                  Indemnified Party for any lost Tax Credits, lost profits, lost sales, business interruption, lost business opportunities or consequential damages incurred or suffered by any Non- Lessor
                  Indemnified Party.

         (b) Notwithstanding any provision of this Agreement to the contrary, in no event shall Lessee be liable Under any provision of this Agreement to Lessor or any other Non-Lessee
                  Indemnified Party for any lost Tax Credits, lost profits, lost sales, business interruption, lost business opportunities or consequential damages incurred or suffered by any Non- Lessee
                  Indemnified Party.

         Books and Records. Lessor shall preserve and keep all non-privileged information currently possessed or subsequently acquired by Lessor concerning the Premises, the Mine Waste, title thereto and prior operations of the Premises (the "Lessor's Records") until 12 months after the expiration or sooner termination of this Agreement. Lessee shall preserve and keep all information required to be kept by Lessee pursuant to Section 7 (the "Lessee's Records") until 12 months after the expiration or sooner termination of this Agreement. During such time period and upon reasonable notice from the other Party, Lessor shall make the Lessor's Records available to Lessee at Lessor's offices for inspection and copying, and Lessee shall make the Lessee's Records available to Lessor at Lessee's offices for inspection and copying.
         Lessor and Lessee may physically segregate any other records at its offices from the Lessor's Records and the Lessee's Records, respectively, and restrict the other Party's access thereto. In the event that Lessor or Lessee wishes to destroy such records after the date that is 12 months after the expiration or sooner termination of this Agreement, it shall first give 90 days prior written notice to the other Party and


                                    Page -30-




DRAFT                                                                   6-28-02

         the other Party shall have the right at its option and expense to take possession of such records within such 90 day period.

 32.     Termination.

         (a)      Except as provided in Section 32(b), if (i) Lessee shall fail to comply in
                                        ---------------
                  any material respect with any provision of this Agreement and shall fail to cure such failure within 60 days after notice and written demand by
                  Lessor to cure the same, or such longer period of time as may be reasonably required to cure if the default is not reasonably curable within such 60 day period, provided that Lessee shall have commenced such cure within the 60 day period and shall thereafter diligently continue its efforts to cure until such default shall have been fully cured, and (ii) such failure could reasonably be expected to have a material adverse effect on
                  Lessor or the Premises, then Lessor shall have the right to terminate this
                  Agreement upon five days' prior notice of its intention to terminate this
                  Agreement and Lessee's failure to cure within such five-day period.

               (b) In the event Lessee fails, for a period of one
                  (1) year, to produce Clean Coal, Lessor, in its sole discretion may terminate this Agreement.

         (c) Upon expiration or termination of this Agreement for any reason, Lessee shall, with in one (1) year, remove all Plant and Facilities from the Premises, except such Plant or Facilities that Lessor agrees may remain on the Premises.

 33.     Further Assurances. Lessor and Lessee acknowledge that this Agreement was
         --------------------
         drafted for use in a number of jurisdictions. In that regard, each of the Parties shall execute, acknowledge and deliver or cause to be executed, acknowledged
         .and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any document or other instrument delivered pursuant hereto, including, without limitation, executing, acknowledging and delivering such instruments and taking such other action as may be necessary to comply with the laws of and render this
         Agreement enforceable in the state where the Premises are located.

          34. Successors and Assigns. This Agreement shall inure to th
                            ------------------------
         benefit of and be binding upon the
         successors and assigns of the respective.. Parties; provided that the
         Parties shall not transfer their rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, provided that the assignee has the financial and technical ability to perform the obligations of its assignor and agrees in writing to be bound by all of the terms and provisions hereof. Notwithstanding the foregoing sentence, and. except for and subject to Section 7(g), Lessee may, without the prior consent of Lessor, Lessee may assign its rights and obligations hereunder to an
         Affiliate of Lessee. As used in this Agreement, an "Affiliate" of a person or entity means any person or entity directly or indirectly controlling, controlled by or under common control with such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person or entity, whether through ownership of voting securities, by contract


                                    Page -31-




DRAFT                                                                   6-28-02

                                                 .

        ..........or otherwise. Notwithstanding anything to the contrary contained herein, no
        ..........assignment or other transfer by M T.& C, as Lessee, of this Agreement shall
        ..........relieve M T & C of Lessee's duties, obligations and liabilities hereunder and M T
        ..........& C shall remain liable for all of the duties, liabilities and obligations of the
        ..........Lessee hereunder, including the Lessee's indemnification obligations under
        ..........Section 27 and 28(b) and the lessee's Maximum Reclamation Liability. During
        ..........any period that M T & C is not the Lessee, M T & C shall receive directly copies
        ..........of all notice to Lessee and shalt have the right but not the obligation to
        ..........exercise the rights of Lessee to prevent or cure any default by Lessee or to
        ..........remedy or mitigate any default or other matter that could give rise to any liability
        ..........to M T & C or (ii) to assume operation, or appoint a new third-party operator
        ..........the Premises and the Plant at any time (Lessor consents to M T & (2 so acting as
        ..........operator and Lessor shall have the right to approve an5/such third-party operator
        ..........pursuant to Section 7 (g)).

         35.      Amendments. This Agreement shall not be amended except in writing executed
                  ------------
                  by both Parties.

             36: Waiver. A waiver by either Patty of a default hereunder shall not be deemed to be a waiver of any subsequent default, nor shall any delay in asserting a right hereunder be deemed a waiver of such right. The preceding sentence shall not be construed as a waiver of any applicable statute of limitations. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any provisions or relinquishment of any such rights, but the same shall continue and remain in full force and effect. All remedies afforded under this Agreement shall be taken and construed as cumulative and in addition to every other remedy provided for herein and by law.

          37.     Section Headings. The section headings contained in this Agreement are for
                  ------------------
                  reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


                38. Entire Agreement. This Agreement contains the
                               ------------------
                  entire agreement between the Parties with
                  respect to the subject matter hereof and supersedes all prior agreements and undertakings between the Parties relating to the subject matter hereof.

          39. Severability. If any provision of this Agreement shall be determined by any relevant authority having jurisdiction to be unlawful, unenforceable, invalid, void or voidable, the legality, validity or enforceability of the remainder of this Agreement shall not be affected or impaired thereby and the unlawful, unenforceable, invalid, void or voidable term or terms shall be deemed deleted from this Agreement to the same extent as if never incorporated.

          40.     Survival. The indemnity, reclamation and confidentiality provisions of this
                  ----------
                  Agreement shall survive the termination of this Agreement.


                                    Page -32-




DRAFT                                                                   6-28-02

41.                      Construction of Agreement. In construing this Agreement:
                         ---------------------------

         (a) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in .its construction;

         (b)      no consideration shall be given to the fact or presumption that one Party has a greater or lesser hand. in drafting this Agreement;

                  (c) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

         (d)      the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

                  (e) the plural shall be deemed to include the singular, and vice versa; and

               (f) each gender shall be deemed to include the othe
                  gender.

             42. Counterparts. This Agreement may be executed in any
                                 --------------
         number of counterparts, each of which shall be
         deemed an original instrument, but all of which together shall constitute but one and the same instrument.

         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state where the premises are located, without reference to its choice of taw rules.

Executed to be effective as set forth in this Agreement.

                       NEVADA ELECTRIC INVESTMENT COMPANY

                                    By: /s/ Richard Covie
                                    Name: Richard Covie
                                   Title: President.

                      M T & C DIVERSIFIED LAND AND NATURAL
                                    RESOURCES CORPORATION

                                    By:   /s/ John Chapman
                                    Name:   JR. Chapman
                                    Title: President

                                    Page -33-




DRAFT                                                                   6-28-02


                                    EXHIBIT A

                           PREMISES LEGAL DESCRIPTION


                                 TO BE ATTACHED

                                    Page -34-




Exhibit A.

Real Property Description of Wellington Property in Carbon County, State of Utah

                                         Township 15 South, Range 11 East S.L.M

Section  8:                Beginning at the SE corner of Section; thence
                           North 3960 feet; West 1320 feet; South 2250 feet more or less to the Southern Boundary of the D&RG Railroad right-of-way; thence North 63o 51' 11" West 1470 feet more or less; thence South 2360 feet more or less;
                           thence East 2640 feet to the beginning;

Section 9:                 SW1/4, SE1/4, S1/2NW1/4and beginning 2640 feet South of the NW corner of the
---------
                           NE1/4, thence East 2640 feet; North 997 feet; West 2640 feet; thence South 997 feet to beginning.

Section 10:                SW1/4SW1/4
----------

                           LESS all oil and gas.

                           NW1/4SW1/4

                           LESS all oil, gas and minerals.

Section 15:                W1/2NW1/4
-----------

                           LESS all oil and gas

Section 16:                N1/2NE1/4, SE1/4NE1/4, NE1/4NW1/4
-----------
                           S1/2SE1/4; Lots 3 and 4; S1/2SW1/4

                           LESS coal and other minerals;

                           LESS the Denver and Rio Grande Western Railroad right-of-way.

                           W1/2NW1/4; SE1/4NW1/4; SW1/4NE1/4; N1/2SE1/4

                           LESS the Denver and Rio Grande Western Railroad right-of-way,

                           LESS all oil, gas and minerals.

Section 17:                NE1/4; E1/2SE1/4
-----------

                           LESS all oil and gas.

                                    Page -35-




DRAFT                                                                   6-28-02


                                    EXHIBIT B

               MAP OF PREMISES AND ACCESS ROUTE AND EASEMENT LAND


                                TO BE ATTACHED.

                                    Page -36-




                            EXHIBIT MAP TO ACCOMPANY

       LEGAL DESCRIPTION FOR WELLINGTON COAL PROPERTY CARBON COUNTY, UTAH

                                   AUGUST 2002

                                    Page -37-




DRAFT                                                                   6-28-02


                                    EXHIBIT C

                                TITLE EXCEPTIONS


         1. Lawsuit - Siaperas v. Nevada Electrical Investment Company

2.

3.


ADDITIONAL EXCEPTIONS TO BE DETERMINED

                                    Page -38-




                                    EXHIBIT C

Wellington Coal property Encumbrances as of December 1999

Easements:


1.       100' Access for Ridge Rd- Doc#25866
2.       Southern spur tracks for UPRR - Doc.#21962
3.       (3) 10' wide OH power/communication lines - Bk348/p53
4.       (1) 10' wide OH power/communication line - Milner, Doc.#35086
5.       Pond water use - Siaperes no Doc.#.
6.       Pond water use - Tidwell, Doc.#12158

Leases:

7.       Communication Switch yard - MCI, Doc.#36425
8.       Coal wash facility within UPRR ROW - Doc.#18230

Fee Property:

9.       Earthco Pond property legal description - Doc.#70306
10.      Hansen property sale N. of Ridge Rd. - Doc.#72885
11.      Milner 16.5' wide gas pipeline - Doc.#29721
12.      NEICO property SW of UPRR ROW - Doc.#T9576

Oil Gas & Mineral Leases:

13.      McCormick to Oakason - SEC.17 & por. Sec.8
14.      Meany to Texaco - por. Sec.9
15.      Milner to U S Steel - por. Sec.9
16.      Thayn to U S Steel - por. Sec.9 & por. Sec.10
17.      U S patent - por. Sec.17 & por. Sec.10
18.      U S Patent - por. Sec.17
19.      U S Steel to Kaiser - por. Sec.16
20.      State of Utah to Texaco - por. Sec.16.



                                    Page -39-




DRAFT                                                                   6-28-02

                                   SCHEDULE 6d

                              AVAILABLE INFORMATION

           1. Reclamation Reports - Available through Patrick Collin

2. Historical property information - Available through Patrick Collins and Ryan Bird

3.

4.


                                    Page -40-




DRAFT                                                                   6-28-02

                                   SCHEDULE 6e

                               MATERIAL CONTRACTS

1.

2

3

4


                                    Page -41-




DRAFT                                                                   6-28-02

                                   SCHEDULE 6h

                        MATERIAL ENVIRONMENTAL CONDITIONS

                          1. Dust Suppression Required

2.

3.

4.

                                    Page -42-




                    Exhibit 10(ii) STOCK EXCHANGE AGREEMENT

         This Stock Exchange Agreement ("Agreement") is entered into this 24th day of March 2003 by and between John Chapman, Norman Mullins and Dennis
Thompson ("MT&C Shareholders") and Diversified Financial Resources Corporation
("DFRC"), a Delaware corporation with its principal offices located at 1771
Wolviston Way, San Diego, California 92154.

         WHEREAS, the MT&C Shareholders desire to acquire from DFRC Six Million
(6,000,000) restricted shares of the common stock of DFRC ("DFRC Shares"), with Two Million (2,000,000) to be delivered to each of the named MT&C Shareholders;

         WHEREAS, DFRC desires to acquire from the MT&C Shareholders Six Million
(6,000,000) restricted shares of the common stock of MT & C Diversified Land and Natural Resources Corp. ("MT&C Shares"), which is 100% of all issued and outstanding shares of MT & C Diversified Land and Natural Resources Corp.;

         WHEREAS, MT&C Shareholders and DFRC will exchange shares.

         NOW, THEREFORE with the above being incorporated into and made a part hereof for the mutual consideration set out herein and, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Exchange. MT&C Shareholders will transfer Six Million (6,000,000) restricted shares of the common stock of MT & C Diversified Land and Natural Resources
Corporation ("MT&C")to DFRC and DFRC will transfer Six Million (6,000,000) restricted shares of the common stock of DFRC to the MT&C Shareholders
(2,000,000 shares to each shareholder) on or before March 28, 2003;

2.       Termination.  This Agreement may be terminated at any time prior to the Closing Date:
         ------------

         A.       By MT&C Shareholders or DFRC:
                  -----------------------------

                  (1) If there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgement of the DFRC Board of Directors or the MT&C
                  Shareholders, made in good faith and based upon the advice of legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

                  (2) If the Closing shall have not occurred prior to March 28, 2003, or such later date as shall have been approved by parties hereto, other than for reasons set forth herein.

         B.       By MT&C Shareholders:
                  --------------------

                  (1) If DFRC shall fail to comply in any material respect with any of its or their covenants or agreements contained in this Agreement or if any of the representation or warranties of DFRC contained herein shall be inaccurate in any material respect; or

         C.       By DFRC:
                  -------

                  (1) If the MT&C Shareholders shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representation or warranties of the MT&C Shareholders contained herein shall be inaccurate in any material respect;


                                   Page 43 of





         In the event this Agreement is terminated pursuant to this Paragraph, this Agreement shall be of no further force or effect, no obligation, right, or liability shall arise hereunder, and each party shall bear its own costs as well as the legal, accounting, printing, and other costs incurred in connection with negotiation, preparation and execution of the Agreement and the transactions herein contemplated.

3.       Representations and Warranties of DFRC.  DFRC hereby represents and warrants that effective this
         --------------------------------------
date and the Closing Date, the representations and warranties listed below are true and correct:

         A.       Corporate Authority.  DFRC has the full corporate power and authority to enter into this
                  -------------------
                  Agreement and to carry out the transactions contemplated by this Agreement.  The Board of
                  Directors of DFRC has duly authorized the execution, delivery, and performance of this
                  Agreement.

         B.       No Conflict With Other Instruments.  The execution of this Agreement will not violate or
                  ----------------------------------
                  breach any document, instrument, agreement, contract, or commitment material to the business of DFRC to which DFRC is a party and has been duly authorized by all appropriate and necessary action.

         C.       Deliverance of Shares.  As of the Closing Date, the DFRC Shares to be delivered to the MT&C
                  ---------------------
                  Shareholders will be restricted and constitute valid and legally issued shares of DFRC, fully paid and non-assessable and equivalent in all respects to all other issued and outstanding shares of DFRC  restricted stock.

         D.       No Conflict with Other Instrument.  The execution of this agreement will not violate or breach
                  ---------------------------------
                  any document, instrument, agreement, contract or commitment material to DFRC.

4. Representations and Warranties of the MT&C Shareholders. The MT&C
Shareholders hereby represent and warrant that, effective this date and the Closing Date, the representations and warranties listed below are true and correct.

         A.       Authority.  Each of the MT&C Shareholders, individually and personally has the full legal
           ----------------
                  power and authority to enter this Agreement and to carry out the transactions contemplated by this Agreement.  The Board of Directors of MT&C has duly authorized the execution, delivery, and performance of this Agreement.

         B.       No Conflict With Other Instruments.  The execution of this Agreement will not violate or
                  ----------------------------------
                  breach any document, instrument, agreement, contract, or commitment material to the business of any of the MT&C Shareholders to which any of the MT&C Shareholders is a party and has been duly authorized by all appropriated and necessary action.

         C.       Deliverance of Shares.  As of the Closing Date, the MT&C Shares to be delivered to DFRC
                  ---------------------
                  will be restricted and constitute valid and legally issued shares of MT&C, fully paid and non-
                  assessable and equivalent in all respects to all other issued and outstanding shares of MT&C's restricted stock.

No Conflict with Other Instrument. The execution of this agreement will not violate or breach any document, instrument, agreement, contract or commitment material to MT&C o any of the MT&C Shareholders.

5.       Closing.   The Closing as herein referred to shall occur upon such date as the parties hereto may
         -------
mutually agree upon, but is expected to be on or before March 28, 2003.


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         At closing the MT&C Shareholders will deliver MT&C Shares to DFRC, and DFRC will deliver the DFRC Shares to the MT&C Shareholders.

6.       Conditions Precedent of DFRC to Effect Closing.  All obligations of DFRC under this Agreement are
         ----------------------------------------------
subject to fulfillment prior to or as of the Closing Date, of each of the following conditions:

         A.       The representations and warranties by or on behalf of the MT&C
                  Shareholders contained in this Agreement or in any certificate or documents delivered to DFRC pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

         B. The MT&C Shareholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         3.       All instruments and documents delivered to DFRC pursuant to the provisions hereof shall be reasonably satisfactory to DFRC's legal counsel.

7.       Conditions Precedent of the MT&C Shareholders to Effect Closing.  All obligations of the MT&C
         ---------------------------------------------------------------
Shareholders under this Agreement are subject to fulfillment prior to or as of the date of Closing, of each of the following conditions:

         A. The representations and warranties by or on behalf of DFRC contained in this Agreement or in any certificate or documents delivered to the MT&C Shareholders pursuant to the provisions hereof shall be true in all material respects at end as of the time of Closing as though such representations and warranties were made at and as of such time.

         B.       DFRC shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         C.       All instruments and documents delivered to the MT&C Shareholders pursuant to the provisions hereof shall be reasonably satisfactory to MT&C Shareholders legal counsel.

8. Damages and Limit of Liability. Each party shall be liable, for any material breach of the representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform Agreement.

9. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

10.      Default at Closing.
         ------------------

                            By the MT&C Shareholders:


                                   Page 45 of





                  (1)      Notwithstanding the provisions hereof, if the MT&C
                           Shareholders shall fail or refuse to deliver any of the MT&C Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing Date, such failure or refusal shall constitute a default by the MT&C
                           Shareholders and DFRC at its option and without prejudice to its rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of its obligations hereunder with respect to the MT&C Shareholders.

                                    By DFRC:

                  (1) Notwithstanding the provisions hereof, if DFRC shall fail or refuse to deliver any of the DFRC Shares, or shall fail or refuse to consummate the transaction described in this Agreement prior to the Closing
                           Date, such failure or refusal shall constitute a default by DFRC and the MT&C Shareholders at their option and without prejudice to their rights against such defaulting party, may either (a) invoke any equitable remedies to enforce performance hereunder including, without limitation, an action or suit for specific performance, or (b) terminate all of their obligations hereunder with respect to DFRC.

12.      Costs and Expenses.  DFRC and the MT&C Shareholders shall bear their own costs and expenses in
         ------------------
the proposed exchange and transfer described in this Agreement.

13.      Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by
         -------
registered or certified mail, postage prepaid, addressed as follows:

         To DFRC:                           Diversified Financial Resources Corporation
                                            1771 Wolviston Way
                           San Diego, California 92154
                                            Telephone: (619) 575-7041
                                            Telefax: (619)
                                                           -------------------------

         To MT&C Shareholders:
                                            ---------------------------------------------------



14.      Miscellaneous.
         -------------

         A.       Further Assurances.  At any time and from time to time, after the effective date, each party will
                  ------------------
execute such additional instruments and take such as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this
Agreement.

         B.       Waiver.  Any failure on the part of any party hereto to comply with any of its obligations,
                  ------
agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.



                                   Page 46 of




         C.       Headings.  The section and subsection headings in this Agreement are inserted for convenience
                  --------
only and shall not affect in any way the meaning or interpretation of this Agreement.

         D.       Counterparts.  This Agreement may be executed simultaneously in two or more counterparts,
                  ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         E.       Rule 144 Legend.  It is understood that the certificates evidencing the shares transferred by the
                  ----------------
parties will bear substantially the following legends:

         "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") nor qualified under the securities laws of any states, and have been issued in reliance upon exemptions from such registration and qualification for nonpublic offerings. Accordingly, the sale, transfer, pledge, hypothecation, or other disposition of any such securities or any interest therein may not be accomplished except pursuant to an effective registration statement under the Act and qualification under applicable State securities laws, or pursuant to an opinion of counsel, satisfactory in form and substance to the Company to the effect that such registration and qualification are not required."

         F.       Governing Law.  This Agreement was negotiated and is being contracted for in the State of
                  -------------
California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

         G.       Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the
                  --------------
benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

         H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions express or implied, other than is set forth here, have been made by any party.

         I.       Severability.  If any part of this Agreement is deemed to be unenforceable the balance of the
                  ------------
Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                            Diversified Financial Resources Corporation



                                            By:___/s/ John Chapman_____________
                                            Name:  John Chapman
                                                   ----------------------------
                                            Title:
                                                    ---------------------------

         MT&C Shareholders:




                                   Page 47 of



                                                /s/ Norman Mullins
                                                Norman Mullins



                                                /s/ Dennis Thompson
                                                Dennis Thompson







                                   Page 48 of

